R-1                                                                        CUSIP
                                                                           -----
                                                                     707162 AZ 6

                            UNITED STATES OF AMERICA
                            COMMONWEALTH OF VIRGINIA

                      PENINSULA PORTS AUTHORITY OF VIRGINIA

                      COAL TERMINAL REVENUE REFUNDING BOND
             (Dominion Terminal Associates Project - Brink's Issue)
                                   Series 2003


INTEREST RATE OR MODE               MATURITY DATE                DATED DATE
---------------------               -------------                ----------

6.0% INITIAL FIXED RATE             APRIL 1, 2033             September 24, 2003


REGISTERED OWNER:   CEDE & CO.


PRINCIPAL AMOUNT:   FORTY THREE MILLION ONE HUNDRED SIXTY THOUSAND DOLLARS
                    ($43,160,000)


     NEITHER THE COMMONWEALTH OF VIRGINIA NOR ANY OF ITS POLITICAL SUBDIVISIONS, INCLUDING THE PENINSULA PORTS AUTHORITY OF VIRGINIA AND THE CITY OF NEWPORT NEWS, VIRGINIA, IS OBLIGATED TO PAY THE PRINCIPAL OF OR THE INTEREST OR ANY PREMIUM ON THIS BOND OR OTHER COSTS INCIDENT TO IT EXCEPT FROM THE REVENUES AND MONEYS PLEDGED FOR SUCH PURPOSE AND NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF THE COMMONWEALTH OF VIRGINIA OR ANY OF ITS POLITICAL SUBDIVISIONS IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF OR THE INTEREST OR ANY PREMIUM ON THIS BOND OR OTHER COSTS INCIDENT TO IT.

     PENINSULA PORTS AUTHORITY OF VIRGINIA, a body politic and corporate and a political subdivision of the Commonwealth of Virginia, promises to pay, solely from the sources described in this Bond, to the registered owner identified above, or registered assigns, on the Maturity Date stated above (or if this Bond is called for earlier redemption as described herein, on the redemption date) the principal amount identified above and to pay interest as provided in this Bond.

     1. Indenture; Loan Agreement. This Bond is one of the bonds (the "Bonds"), limited to $43,160,000 in principal amount, issued under the Indenture of Trust, dated as of September 1, 2003 (the "Indenture"), between Peninsula Ports Authority of Virginia (the "Issuer") and Wachovia Bank, National Association, as trustee (the "Trustee"). The terms of the Bonds include those in the Indenture. Bondholders are referred to the Indenture for a statement of those terms. When used with reference to the Bonds, the term "principal" includes any premium payable on the Bonds, except that if a Letter of Credit is in effect that does not provide coverage for redemption premium, "principal" does not include such premium. Capitalized terms used in this Bond and not otherwise defined have the meanings ascribed to them in the Indenture.

     The Issuer will lend the proceeds of the Bonds to Dominion Terminal Associates, a Virginia general partnership (the "Company"), pursuant to a Loan Agreement, dated as of September 1, 2003 (the "Loan Agreement"), between the Issuer and the Company. The Company will use such loan to refund the Issuer's $43,160,000 Coal Terminal Revenue Refunding Bonds (Dominion Terminal Associates Project) Series 1992. The Company has agreed subject to the terms of the Loan Agreement to pay the Issuer amounts sufficient to pay all amounts coming due on the Bonds, and the Issuer has assigned its rights to such payments under the Loan Agreement to the Trustee as security for the Bonds.

     The Indenture and the Loan Agreement may be amended, and references to them include any amendments.

     2. Source of Payments. The Bonds are special, limited obligations of the Issuer and, as provided in the Indenture, are payable solely from payments to be made by the Company under the Loan Agreement, the Parent Company under the Parent Company Guaranty and from any Letter of Credit which may be in effect. Neither the Commonwealth of Virginia nor any of its political subdivisions, including the Issuer and the City of Newport News, Virginia, will be obligated to pay the principal of or premium, if any, or interest on the Bonds or other costs incident to them except from the payments to be made by the Company and assigned by the Issuer to the Trustee.

     3. Interest Rate. Except during the Initial Fixed Rate Period, interest on this Bond will be paid at the lesser of (a) a Daily Rate, a Variable Rate, a Commercial Paper Rate or a Fixed Rate as selected by the Company and in certain cases the Remarketing Agent, or under certain circumstances, a Bank Rate, all as determined in accordance with the Indenture and (b) 20% or, when a Letter of Credit secures the Bonds (see "Letter of Credit" below), such lower maximum rate as may be specified in the Letter of Credit. During the Initial Fixed Rate Period, interest will be payable at the Initial Fixed Rate as described in the Indenture. While there exists an Event of Default under the Indenture, the interest rate on the Bonds will be the rate on the Bonds on the day before the Event of Default occurred, except that if interest on the Bonds was then payable at a Commercial Paper Rate, the default rate will be the highest Commercial Paper Rate then in effect for any Bond. The interest rate determination method may be changed from time to time as described in the Indenture. A change in the method will result in redemption of the Bonds (see "Redemption" below).

     When interest is payable at a Daily, Variable, Commercial Paper or Bank Rate, it will be computed on the basis of the actual number of days elapsed over a year of 365 days (366 in leap years), and when payable at the Initial Fixed Rate or a Fixed Rate on the basis of a 360-day year of twelve 30-day months. Interest on overdue principal and, to the extent lawful, on overdue premium and interest will be payable at the rate on the Bonds on the day before the default occurred.

     4. Interest Payment and Record Dates. Interest will accrue on the unpaid portion of the principal of this Bond from the last date to which interest was paid, or if no interest has been paid, from September 24, 2003 until the entire principal amount of this Bond is paid. For purposes of this paragraph, while Bonds bear interest at the Daily Rate or the Bank Rate, interest which is paid by the fifth Business Day of a month is deemed to be paid on the first day of that month. When interest is payable at the rate in the first column below, interest accrued during the period (an "Interest Period") shown in the second column will be paid on the date (an "Interest Payment Date") in the third column to holders of record on the date (a "Record Date") in the fourth column:


Rate                     Interest Period           Interest Payment Date        Record Date
----                     ---------------           ---------------------        -----------
Daily                    Calendar month or         Fifth Business Day of        Last Business Day of
                         portion thereof           the next month               the month

Variable                 Calendar month            First Business Day of        Fourth-to-last
                                                   the next month               Business Day of the
                                                                                month

Commercial Paper         From 1 to 180 Days        Last day of applicable       Last Business Day
                         as determined for         Commercial Paper             before Interest
                         each bond pursuant to     Rate Period                  Payment Date
                         Section 2.2(a) (3) of
                         the Indenture
                         ("Commercial Paper
                         Rate Period")

Fixed                    Six-month period or       Next day (April 1 or         Fifteenth of the month
                         portion thereof ending    October 1)                   before the payment
                         the last day of March                                  date (March 15 or
                         or September                                           September 15)


The Interest Periods, the Interest Payment Dates and Record Dates of Bonds bearing interest at the Bank Rate are set forth in the Indenture. "Business Day" is defined in the Indenture. Payment of defaulted interest will be made to holders of record on the fifth-to-last Business Day before payment.

     5. Method of Payment. Subject to the terms of any agreement with DTC with respect to book entry registration, holders must surrender Bonds to the Paying Agent or to the Trustee to collect principal and to the Paying Agent to collect purchase price (see "Puts" below). Interest will be paid to the registered holder of this Bond as of the Record Date by check mailed to such holder's registered address, except that a holder of $1,000,000 or more in principal amount of Bonds may be paid interest by wire transfer to an account in the continental United States if the holder makes a written request of the Paying Agent at least 15 days before the Record Date specifying the account address. The notice may provide that it will remain in effect for later interest payments until changed or revoked by another written notice. Principal and interest will be paid in money of the United States that at the time of payment is legal tender for payment of public and private debts or by checks or wire transfers payable in such money. If any payment on the Bonds is due on a non-Business Day, it will be made on the next Business Day, and no interest will accrue as a result.

     6. Letter of Credit. A letter of credit or other credit facility meeting the requirements of the Indenture and in effect at the relevant time is called a "Letter of Credit." The Bonds will not be initially secured by a Letter of Credit. At some time in the future, the Company may furnish a Letter of Credit which will entitle the Trustee or the Paying Agent, as agent of the Trustee, under certain circumstances, to draw amounts with respect to the principal and purchase price of and interest on the Bonds.

     7. Puts. "Put" means to require, or the act of requiring, the purchase of a Bond at its holder's option under the provisions of this Section 7 at 100% of the principal amount plus interest accrued to the date of purchase. During a Daily Rate Period, if a Bond is put after the Record Date and before the Interest Payment Date for that Interest Period, the Paying Agent will pay a purchase price of principal plus interest accruing after the last day of that Interest Period. The holder will receive interest for that Interest Period by check or wire transfer as described in Section 5 above.

     Daily Rate Put. When interest on the Bonds is payable at a Daily Rate, a holder of a Bond may put the Bond by delivering:

     (1) a written or telephone notice to the Paying Agent by 10:30 A.M., New York City time, on a Business Day, stating the principal amount of the Bond and the Business Day (which may be the date the notice is delivered) the Bond is to be purchased; and

     (2) the Bond to the Paying Agent by 12:00 noon, New York City time, on the date of purchase (see additional requirements below).

     Variable Rate Put. When interest on the Bonds is payable at a Variable Rate, a holder of a Bond may put the Bond by delivering:

     (1) a written or telephone notice to the Paying Agent on a Business Day stating the principal amount of the Bond and the date, which must be a Business Day at least seven days after the notice is delivered, on which the Bond is to be purchased; and

     (2) the Bond to the Paying Agent by 10:00 A.M., New York City time, on the date of purchase (see additional requirements below).

     Payment of Purchase Price. The purchase price for a Bond put to the Paying Agent will be paid in immediately available funds by the close of business on the date of purchase.

     Delivery Addresses; Additional Delivery Requirements. The address and telephone number of the Paying Agent to which notices of puts must be given and Bonds put must be delivered will be designated in writing at the time Bonds are remarketed at a Daily or Variable Rate. The address and telephone number may be changed by notice mailed by first class mail to the Bondholders at their registered addresses. All put Bonds must be accompanied by an instrument of transfer satisfactory to the Paying Agent, executed in blank by the registered owner with the signature guaranteed by a bank, trust company or member firm of the New York Stock Exchange.

     Any Bond delivered for purchase between a Record Date for interest payable at a Variable Rate and the Interest Payment Date for the Interest Period must be accompanied by a due bill for the interest accruing on the Bond until the end of the Interest Period in which the Record Date falls.

     Limitation on Puts. No Bonds may be put while they bear interest at the Bank Rate, a Commercial Paper Rate, the Initial Fixed Rate or a Fixed Rate.

     8. Redemptions. As provided below, the Company has the right to purchase Bonds in lieu of certain redemptions. BY ACCEPTANCE OF THIS BOND, THE OWNER AGREES TO SELL AND SURRENDER THIS BOND, PROPERLY ENDORSED, TO THE COMPANY IN LIEU OF REDEMPTION UNDER THE CONDITIONS DESCRIBED BELOW. All redemptions and purchases in lieu of redemption will be made in funds immediately available on the redemption or purchase date and will be at a redemption or purchase price of 100% of the principal amount of the Bonds being redeemed or purchased (unless a premium is required as provided below) plus interest accrued to the redemption or purchase date, except that interest accruing at a Daily Rate or the Bank Rate will be paid on the fifth Business Day following the redemption or purchase date. Bonds put for purchase on a date after a call for redemption but before the redemption date will be purchased pursuant to the put. No purchase of Bonds by the Company or use of any funds to effectuate any such purchase will be deemed to be a payment or redemption of the Bonds or of any portion of them and such purchase will not operate to extinguish or discharge the indebtedness evidenced by such Bonds.

     Optional Redemption During Daily or Variable Rate Period. When interest on the Bonds is payable at a Daily or Variable Rate, the Bonds may be redeemed or purchased by the Company in lieu of redemption in whole or in part in authorized denominations, at the option of the Company, on the first day of a month.

     Mandatory Redemption for Failure to Replace Letter of Credit. When the Bonds bear interest at a Daily, Variable or Fixed Rate, if the Company does not replace an expiring Letter of Credit with another Letter of Credit, the Bonds will be redeemed or purchased by the Company in lieu of redemption on the first day following the last Interest Period before the Letter of Credit expires. If Bonds are to be redeemed under another paragraph of this Section on the same day, the Bonds will be called under, and redemption will be governed by, the other paragraph and not by this paragraph.

     Mandatory Redemption at Beginning of Fixed Rate Period. When the Bonds bear interest at a Fixed Rate and a new Fixed Rate is to be determined, the Bonds will be redeemed or purchased by the Company in lieu of redemption on the effective date of the new Fixed Rate.

     Mandatory Redemption on Each Interest Payment Date During Commercial Paper Rate Period. When Bonds bear interest at a Commercial Paper Rate, each Bond will be redeemed or purchased by the Company in lieu of redemption on the Interest Payment Date of such Bond. If Bonds are scheduled to be redeemed under the following paragraph, the Bonds will be called under, and redemption will be governed by, that paragraph and not this paragraph.

     Mandatory Redemption Upon a Change in the Method of Determining the Interest Rate on the Bonds. On the effective date of any change in the method of determining the interest rate on the Bonds (except for a change to or from the Bank Rate or a change at the end of the Initial Fixed Rate Period) (the four methods being Daily, Variable, Commercial Paper or Fixed Rate) the Bonds will be redeemed or purchased by the Company in lieu of redemption on the effective date of such change.

     Mandatory Redemption at the Direction of the Bank. If there is a Letter of Credit in effect for the Bonds, the Bonds will be called for redemption in whole or in part in authorized denominations or purchased by the Company in lieu of redemption when the Trustee and the Paying Agent receive notice from the Bank directing such redemption in accordance with the Indenture and the reimbursement agreement pursuant to which the Letter of Credit was issued. Such redemption or purchase in lieu of redemption will occur on a day specified by the Bank which is not less than eight Business Days after the date the Paying Agent and the Trustee received such notice. The Company is required to purchase all Bonds called under this paragraph in lieu of redemption.

     Optional Redemption at a Premium During Initial Fixed Rate Period and Fixed Rate Period. While the interest on the Bonds is payable at the Initial Fixed Rate, the Bonds may at the option of the Company be redeemed or purchased by the Company in lieu of redemption on or after April 1, 2013, in whole or in part in increments of $5,000 at any time during the following redemption periods, upon payment of the following redemption prices (expressed as a percentage of the principal amount of the Bonds to be redeemed) plus accrued interest to the redemption date.

           Redemption Period
         (both dates inclusive)                         Redemption Price
         ----------------------                         ----------------

April 1, 2013, through March 31, 2014                          101%
April 1, 2014, and thereafter                                  100%

     When the interest on the Bonds is payable at a Fixed Rate, the Bonds may at the option of the Company be redeemed or purchased by the Company in lieu of redemption in whole at any time or in part in increments of $5,000 on any Interest Payment Date as follows: If, on the date (the "Effective Date") when the interest begins to be payable at the Fixed Rate, the length of time (the "Fixed Rate Period") interest is payable at a Fixed Rate falls within one of the entries in the Fixed Rate Period column, the Bonds will not be redeemable for the number of years after the Effective Date shown in the No-call Period column. On and after the Interest Payment Date which ends the No-call period (or the next Interest Payment Date, if the No-call period does not end on an Interest Payment Date), the Bonds may be redeemed at the percentage of their principal amount shown in the Initial Premium column. The premium will decline on each anniversary of such Interest Payment Date by one percentage point until the Bonds are redeemable without premium.

    Fixed Rate Period
 ------------------------



Equal to or greater than     but less than       No-call Period      Initial Premium
------------------------     --------------      --------------      ---------------
12 years                      N/A                8 years             101%
9 years                      12 years            6 years             101%
7 years                      9 years             5 years             101%
5 years                      7 years             3 years             101%


     If the Fixed Rate Period is greater than two years but less than five, the Bonds will be redeemable at 100% of their principal amount in the final year of the Fixed Rate Period, 100.5% during the next-to-last year of the Fixed Rate Period and nonredeemable before that.

     If the Fixed Rate Period is equal to or less than two years, the Bonds will be redeemable in the final year of the Fixed Rate Period only at 100% of their principal amount.

     Extraordinary Optional Redemption. When interest on the Bonds is payable at the Initial Fixed Rate or a Fixed Rate, the Bonds may be redeemed in whole at the option of the Company at any time after the occurrence of any of the following:

     (1) The Company determines that the continued operation of the Project is impracticable, uneconomical or undesirable for any reason;

     (2) All or substantially all of the Project is damaged, destroyed, condemned or taken by eminent domain; or

     (3) The operation of the Project is enjoined or prevented or is otherwise prohibited by, or conflicts with, any order, decree, rule or regulation of any court or federal, state or local regulatory body, administrative agency or other governmental body.

     Mandatory Redemption on Determination of Taxability. The Bonds will be redeemed in whole (or in part as provided below in authorized denominations) on any day within 180 days after the Company receives written notice from a Bondholder or former Bondholder or the Trustee of a final determination by the Internal Revenue Service or a court of competent jurisdiction that, as a result of a failure by the Company to perform any of its agreements in the Loan Agreement or the inaccuracy of any of its representations in the Loan Agreement, the interest paid or to be paid on any Bond (except to a "substantial user" of the Project or a "related person" within the meaning of Section 147(a) of the Internal Revenue Code of 1986 (the "Code")) is or was includible in the gross income of the Bond's owner for federal income tax purposes. A determination of taxability will not result from the inclusion of interest on any Bond in the computation of the alternative minimum tax imposed by Section 55 of the Code or the branch profits tax on foreign corporations imposed by Section 884 of the Code. No such determination will be considered final unless the Bondholder or former Bondholder involved in the determination gives the Company and the Trustee prompt written notice of the commencement of the proceedings resulting in the determination and offers the Company, subject to the Company's agreeing to pay all expenses of the proceedings and to indemnify the holder or former holder against all liabilities that might result from it, the opportunity to control the defense of the proceedings and either the Company does not agree within 30 days to pay the expenses, indemnify the holder or former holder and control the defense or the Company exhausts or chooses not to exhaust available procedures to contest or obtain review of the result of the proceedings. Fewer than all the Bonds may be redeemed if redemption of fewer than all would result in the interest payable on the Bonds remaining outstanding being not includible in the gross income for federal income tax purposes of any holder other than a "substantial user" or "related person." If fewer than all Bonds are to be redeemed, the Paying Agent will select the Bonds to be redeemed as provided in the Indenture or by such other method acceptable to the Paying Agent as may be specified in an Opinion of Tax Counsel. IF THE LIEN OF THE INDENTURE IS DISCHARGED BEFORE THE OCCURRENCE OF A FINAL DETERMINATION OF TAXABILITY AS DESCRIBED IN SECTION 12 BELOW, THE BONDS WILL NOT BE REDEEMED AS PROVIDED IN THIS PARAGRAPH.

     Notice of Redemption. The Paying Agent will mail a notice of each redemption except a redemption under the paragraph captioned "Mandatory Redemption on Each Interest Payment Date During Commercial Paper Rate Period" described in Section 8 of this Bond, by first-class mail to each Bondholder at the holder's registered address. All redemption notices will be mailed at least 15 days before such redemption, except that notices for a redemption under the paragraph captioned "Mandatory Redemption at the Direction of the Bank" described in Section 8 of this Bond will be mailed at least five Business Days before such redemption. Failure to give any required notice of redemption as to any particular Bonds will not affect the validity of the call for redemption of any Bonds in respect of which no failure occurs. Any notice mailed as provided in this paragraph will be conclusively presumed to have been given whether or not actually received by the addressee.

     Effect of Notice of Redemption. When notice of redemption is required and given, and when Bonds are to be redeemed without notice, Bonds called for redemption become due and payable on the redemption date at the applicable redemption price, subject to the Company's right to purchase Bonds as provided above; in such case when funds sufficient for redemption or for purchase are deposited with the Paying Agent, interest on the Bonds to be redeemed or purchased ceases to accrue as of the date of redemption or purchase.

     9. Denominations; Transfer; Exchange. The Bonds are in registered form without coupons in denominations of $100,000 or any integral multiple of $5,000 in excess of $100,000, except that when interest is payable at the Initial Fixed Rate, a Fixed Rate or at the Bank Rate established during a period immediately following a Fixed Rate Period, Bonds may be in denominations of $5,000 or integral multiples of $5,000. A holder may transfer or exchange Bonds in accordance with the Indenture. The Paying Agent may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. During the Initial Fixed Rate Period or any subsequent Fixed Rate Period, the Paying Agent need not transfer or exchange any Bond for the period beginning 15 days before mailing a notice of redemption of such Bond and ending on the redemption date. However, after Bonds have been called pursuant to the paragraph captioned "Mandatory Redemption Upon a Change in the Method of Determining the Interest Rate on the Bonds" in Section 8 of this Bond, such called Bonds or portions of them may be exchanged for Bonds in denominations of $100,000 or any integral multiple of $5,000 in excess of $100,000 at any time up to the redemption date.

     10. Persons Deemed Owners. The registered holder of this Bond may be treated as the owner of it for all purposes.

     11. Unclaimed Money. If money for the payment of principal, premium, interest or purchase price remains unclaimed for two years, the Trustee or the Paying Agent will pay the money to or for the account of the Company or, if a Letter of Credit is in effect, the Bank at the Company's or the Bank's written direction in accordance with the terms of the Indenture. After that, holders entitled to the money must look only to the Company and not to the Trustee or the Paying Agent or the issuer of a Letter of Credit for payment unless an abandoned property law designates another person.

     12.  Discharge  Before  Redemption or Maturity.  If the Company at any time deposits with the Trustee money, Government Obligations or Government Certificates as described in the Indenture sufficient to pay at redemption or maturity principal of and interest on the outstanding Bonds, and if the Company also pays all other sums then payable by the Company under the Indenture, the Indenture will be discharged. After discharge, Bondholders must look only to the deposited money and securities for payment.

     13. Amendment, Supplement, Waiver. Subject to certain exceptions, the Indenture, the Loan Agreement, the Parent Company Guaranty or the Bonds may be amended or supplemented, and any past default or compliance with any provision may be waived, with the consent of the holders of a majority in principal amount of the Bonds then outstanding. Any such consent will be irrevocable and will bind any subsequent owner of this Bond or any Bond delivered in substitution for this Bond. Without the consent of any Bondholder, the Issuer may amend or supplement the Indenture, the Loan Agreement, the Parent Company Guaranty or the Bonds as described in the Indenture, to cure any ambiguity, omission, defect or inconsistency, to provide for uncertificated Bonds in addition to or in place of certificated Bonds, to make any change that does not materially adversely affect the rights of any Bondholder, to make any change necessary to secure from a Rating Agency a rating on the Bonds equal to the rating on the unsecured indebtedness of the Bank (or the parent company of the Bank) if a Letter of Credit is in effect, or to make any changes in connection with the issuance of certain types of letters of credit.

     14. Defaults and Remedies. The Indenture provides that the occurrences of certain events constitute Events of Default. Except as otherwise described in the Indenture, if an Event of Default occurs and is continuing, the Trustee, the holders of at least 25% in principal amount of the Bonds then outstanding or, if a Letter of Credit is in effect, the issuer of the Letter of Credit may declare the principal of all the Bonds to be due and payable immediately. An Event of Default and its consequences may be waived as provided in the Indenture. Bondholders may not enforce the Indenture or the Bonds except as provided in the Indenture. Except as specifically provided in the Indenture, the Trustee may refuse to enforce the Indenture or the Bonds unless it receives indemnity satisfactory to it. Subject to certain limitations set forth in the Indenture, holders of a majority in principal amount of the Bonds then outstanding may direct the Trustee in its exercise of any trust or power.

     15. No Recourse Against Others. A commissioner, officer, agent or employee, as such, of the Issuer will not have any liability for any obligations of the Issuer or the Company under the Bonds or the Indenture or for any claim based on such obligations or their creation. Each Bondholder by accepting a Bond waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Bond.

     16. Limited Nature of Company's Obligations; Pittston Terminal's Liability for Obligations of the Company; Certain Decisions Regarding the Bonds. As provided in the Loan Agreement, the Throughput Agreement and the Agreement Regarding 2003 Brink's Bonds, dated as of August 15, 2003, among the Company, the Partners and Pittston Terminal, all of the Company's obligations with respect to the Bonds are payable solely from payments received by the Company from Pittston Terminal pursuant to the Throughput Agreement and Pittston Terminal shall act as the agent of the Company for purposes of making certain Company decisions relating to the Bonds.

     17. Authentication. This Bond will not be valid until the Trustee, the Paying Agent or an authenticating agent signs the certificate of authentication on this Bond.

     18. Abbreviations. Customary abbreviations may be used in the name of a Bondholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     The Trustee will furnish to any Bondholder upon written request and without charge a copy of the Indenture. Requests may be made to: Wachovia Bank, National Association, 1021 East Cary Street, Richmond, Virginia 23219, Attention:
Corporate Trust Department.

     Peninsula Ports Authority of Virginia has caused this Bond to be executed by the facsimile signature of its Chairman, a facsimile of its seal to be printed on this Bond and attested by the facsimile signature of its Secretary-Treasurer.

                                          PENINSULA PORTS AUTHORITY OF VIRGINIA

                                          By: /s/ Robert E. Yancey
                                             -----------------------------------
                                                     Chairman

[Seal]



ATTEST: /s/ Jon A. Nystrom
       -------------------------------------
       Secretary - Treasurer

                          CERTIFICATE OF AUTHENTICATION


     This  Bond  is  one  of  the  Bonds  referred  to in  the  within-mentioned
Indenture.

Authentication Date:  September 24, 2003


                                       WACHOVIA BANK, NATIONAL ASSOCIATION,
                                       as Trustee

                                       By: /s/ Elizabeth A. Boyd
                                           ----------------------------------
                                           Authorized Officer

                  FORM OF SCHEDULE TO BE ATTACHED TO BONDS WHEN
                  BONDS BEAR INTEREST AT COMMERCIAL PAPER RATE


                       COMMERCIAL PAPER RATES AND PERIODS
                    ----------------------------------------


                   End of Commercial
 Beginning of      Paper Rate Period
Commercial Paper     (Mandatory        Current Commercial
 Rate Period        Redemption Date)      Paper Rate        Signature of Trustee

================================================================================
                |                    |                    |
----------------|--------------------|--------------------|---------------------
                |                    |                    |
----------------|--------------------|--------------------|---------------------
                |                    |                    |
----------------|--------------------|--------------------|---------------------
                |                    |                    |
--------------------------------------------------------------------------------


FOR VALUE RECEIVED, the undersigned sells, assigns and transfers to

Insert social security or other
identifying number of assignee

[______________________________]


[______________________________________________________________________________]
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


     (Print or type name, address and zip code of assignee) this Bond and irrevocably appoints ___________________________________________________________
agent to transfer this Bond on the books of the Issuer. The agent may substitute another to act in the agent's place.

Dated:
        ------------------------------------------------------------------------

Signed:
         -----------------------------------------------------------------------
             (Sign exactly as name appears on the other side of this Bond)

Signature guaranteed:
                       ---------------------------------------------------------